Exhibit 99.1

Neonode Announces Closing of $10 Million Private Placement

SANTA CLARA, CA. – May 19, 2014 – Neonode Inc. (NASDAQ: NEON), the optical touch technology company, announced today the closing of a previously-announced private placement of common stock for $10 million in gross proceeds.

Under the terms of the private placement, Neonode issued to an institutional investor 2,500,000 shares of common stock at a price of $4.00 per share and a warrant to purchase an additional 2,500,000 shares of common stock at an exercise price of $5.09.  The warrant is exercisable for 18 months.  If the warrant for 2,500,000 shares of common stock at an exercise price of $5.09 is fully exercised for cash, Neonode will receive an additional $12.7 million in gross proceeds.

The securities offered in the private placement described in this press release have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws.  Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933 and such applicable state securities laws.

This press release does not and shall not constitute an offer to sell, or a solicitation of an offer to buy, the securities, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Neonode

Neonode Inc. (NASDAQ: NEON) develops and licenses the next generation of Multisensing touch technologies, allowing companies to differentiate themselves by making high performing touch solutions at a competitive cost. Neonode is at the forefront of providing unparalleled user experiences that offer significant advantages for OEM’s. This includes state-of-the-art touch technology features such as low latency pen or brush sensing, remarkably high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring.

Neonode’s patented Multisensing technology is developed for a wide range of devices such as mobile phones, tablets and e-readers, toys and gaming consoles, printers, white goods, wearable goods and advanced automotive infotainment systems. Neonode, the Neonode logo, Multisensing, and zForce are trademarks of Neonode Inc. registered in the United States and other countries. Liquid Sensing, It Makes Sense and AlwaysON are trademarks of Neonode Inc.  For more information please visit www.neonode.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the Securities and Exchange Commission from time to time, including Neonode’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

© 2014, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:
Daniel Gelbtuch
P:  +1 917.509.9582
Email: daniel.gelbtuch@neonode.com